As filed with the Securities and Exchange Commission on January 20, 2015

Registration No. 333-183740

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

AMENDMENT NO. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HEALTHSOUTH CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	63-0860407
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200

Birmingham, Alabama 35243

(205) 967-7116

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

John P. Whittington, Esq.

Executive Vice President, General Counsel and Corporate Secretary

HealthSouth Corporation

3660 Grandview Parkway, Suite 200

Birmingham, Alabama 35243

(205) 970-5919

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Michael J. Zeidel, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6522

(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/ Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	(1)(2)	(3)
Preferred Stock, par value $0.10 per share	(1)(2)	(3)
Warrants, purchase common stock or preferred stock	(1)(2)	(3)
Debt Securities	(1)(2)	(3)
Guarantees related to the Debt Securities (4)	—	—

(1)	Not applicable pursuant to Form S-3 General Instruction II(E).
(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities or that are issued in units with other securities registered hereunder.
(3)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the Registrant is deferring payment of the entire registration fee.
(4)	Pursuant to Rule 457(n) of the Securities Act, no separate fee is payable with respect to the guarantees.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter and Address, Including Zip Code, and Telephone Number, Including Area Code of Registrant’s Principal Executive Offices*	State or other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Advantage Health, LLC	Delaware	8060	04-2772046
CMS Jonesboro Rehabilitation, Inc.	Delaware	8060	62-1347455
CMS Topeka Rehabilitation, Inc.	Delaware	8060	74-2498820
Continental Medical of Arizona, Inc.	Delaware	8060	25-1622263
Continental Medical Systems, Inc.	Delaware	8060	51-0287965
Continental Rehabilitation Hospital of Arizona, Inc.	Delaware	8060	25-1622264
HealthSouth Arizona Real Estate, LLC	Delaware	8060	45-2816261
HealthSouth Aviation, LLC	Delaware	7380	26-2558709
HealthSouth Bakersfield Rehabilitation Hospital, LLC	Delaware	8060	63-1184845
HealthSouth California Real Estate, LLC	Delaware	8060	46-0772862
HealthSouth Colorado Real Estate, LLC	Delaware	8060	45-2973710
HealthSouth Deaconess Holdings, LLC	Delaware	8060	45-4093563
HealthSouth East Valley Rehabilitation Hospital, LLC	Delaware	8060	26-2942698

2

HealthSouth Harmarville Rehabilitation Hospital, LLC	Delaware	8060	52-1960506
HealthSouth Johnson City Holdings, LLC	Delaware	8060	46-5136877
HealthSouth Joint Ventures Holdings, LLC	Delaware	8060	45-3462275
HealthSouth Kansas Real Estate, LLC	Delaware	8060	45-5092337
HealthSouth Kentucky Real Estate, LLC	Delaware	8060	27-5440425
HEALTHSOUTH LTAC of Sarasota, Inc.	Delaware	8060	63-1283287
HealthSouth Littleton Rehabilitation, LLC	Delaware	8060	45-4929357
HealthSouth Martin County Holdings, LLC	Delaware	8060	45-4094041
HealthSouth Middletown Rehabilitation Hospital, LLC	Delaware	8060	27-3463026
HealthSouth Nevada Real Estate, LLC	Delaware	8060	46-3643875
HealthSouth New Mexico Real Estate, LLC	Delaware	8060	46-3662902
HealthSouth Northern Kentucky Rehabilitation Hospital, LLC	Delaware	8060	63-1184835
HealthSouth Ohio Real Estate, LLC	Delaware	8060	45-4508186
HealthSouth Owned Hospitals Holdings, LLC	Delaware	8060	27-2457679
HealthSouth Pennsylvania Real Estate, LLC	Delaware	8060	46-3458365
HealthSouth Plano Rehabilitation Hospital, LLC	Delaware	8060	25-1661222
HealthSouth Properties, LLC	Delaware	8060	63-1133453
HealthSouth Reading Rehabilitation Hospital, LLC	Delaware	8060	72-1397929
HealthSouth Real Estate, LLC	Delaware	8060	27-2811002
HealthSouth Real Property Holding, LLC	Delaware	8060	63-1044004
HealthSouth Rehabilitation Center of New Hampshire, Inc.	Delaware	8060	63-1102594
HEALTHSOUTH Rehabilitation Center, Inc.	South Carolina	8060	57-0775688
HealthSouth Rehabilitation Hospital at Drake, LLC	Delaware	8060	45-1441844
HealthSouth Rehabilitation Hospital of Arlington, LLC	Delaware	8060	63-1184844
HealthSouth Rehabilitation Hospital of Austin, Inc.	Delaware	8060	63-1105908
HealthSouth Rehabilitation Hospital of Beaumont, LLC	Delaware	8060	25-1656648
HealthSouth Rehabilitation Hospital of Charleston, LLC	South Carolina	8060	57-0904886
HealthSouth Rehabilitation Hospital of Cypress, LLC	Delaware	8060	27-3444511
HealthSouth Rehabilitation Hospital of Desert Canyon, LLC	Delaware	8060	27-2457834
HealthSouth Rehabilitation Hospital of Fort Worth, LLC	Delaware	8060	63-0923506
HealthSouth Rehabilitation Hospital of Fredericksburg, LLC	Delaware	8060	20-0949793
HealthSouth Rehabilitation Hospital of Gadsden, LLC	Delaware	8060	27-4000610
HealthSouth Rehabilitation Hospital of Henderson, LLC	Delaware	8060	63-1262946
HealthSouth Rehabilitation Hospital of Humble, LLC	Delaware	8060	46-4003807
HealthSouth Rehabilitation Hospital of Largo, LLC	Delaware	8060	63-1134645
HealthSouth Rehabilitation Hospital of Las Vegas, LLC	Delaware	8060	25-1693810
HEALTHSOUTH Rehabilitation Hospital of Manati, Inc.	Delaware	8060	20-1151662
HealthSouth Rehabilitation Hospital of Marion County, LLC	Delaware	8060	27-3308405
HealthSouth Rehabilitation Hospital of Mechanicsburg, LLC	Delaware	8060	63-1105923
HealthSouth Rehabilitation Hospital of Miami, LLC	Delaware	8060	27-5253818
HealthSouth Rehabilitation Hospital of Midland/Odessa, LLC	Delaware	8060	63-1105911
HealthSouth Rehabilitation Hospital of Modesto, LLC	Delaware	8060	46-4417320
HealthSouth Rehabilitation Hospital of New Mexico, LLC	Delaware	8060	63-1011171
HealthSouth Rehabilitation Hospital of Newnan, LLC	Delaware	8060	27-3390540
HealthSouth Rehabilitation Hospital of Northern Virginia, LLC	Delaware	8060	26-1159764
HealthSouth Rehabilitation Hospital of Petersburg, LLC	Delaware	8060	20-0948362
HealthSouth Rehabilitation Hospital of San Juan, Inc.	Delaware	8060	46-0977422
HealthSouth Rehabilitation Hospital of Sarasota, LLC	Delaware	8060	63-1134650
HealthSouth Rehabilitation Hospital of Seminole County, LLC	Delaware	8060	45-2905189
HealthSouth Rehabilitation Hospital of Sewickley, LLC	Delaware	8060	63-1227351
HealthSouth Rehabilitation Hospital of South Jersey, LLC	Delaware	8060	26-2414472
HealthSouth Rehabilitation Hospital of Sugar Land, LLC	Delaware	8060	27-2810882
HealthSouth Rehabilitation Hospital of Tallahassee, LLC	Delaware	8060	63-1134713
HealthSouth Rehabilitation Hospital of Texarkana, Inc.	Delaware	8060	63-1105916

3

HealthSouth Rehabilitation Hospital of Utah, LLC	Delaware	8060	63-1105917
HealthSouth Rehabilitation Hospital The Woodlands, Inc.	Delaware	8060	63-1105909
HealthSouth Rehabilitation Institute of San Antonio (RIOSA), Inc.	Delaware	8060	63-1105930
HealthSouth Rehabilitation Institute of Tucson, LLC	Alabama	8060	63-1184847
HealthSouth Savannah Holdings, LLC
HealthSouth Scottsdale Rehabilitation Hospital, LLC	Delaware	8060	63-1184846
HealthSouth Sea Pines Holdings, LLC	Delaware	8060	45-4093483
HealthSouth South Carolina Real Estate, LLC	Delaware	8060	46-3629300
HealthSouth Specialty Hospital of North Louisiana, LLC	Louisiana	8060	72-1091113
HealthSouth Sub-Acute Center of Mechanicsburg, LLC	Delaware	8060	63-1105903
HealthSouth Sunrise Rehabilitation Hospital, LLC	Delaware	8060	63-1134714
HealthSouth Support Companies, LLC	Delaware	8060	46-2882734
HealthSouth Texas Real Estate, LLC	Delaware	8060	27-3167838
HealthSouth Tucson Holdings, LLC	Delaware	8060	45-4055073
HealthSouth Utah Real Estate, LLC	Delaware	8060	46-3649491
HealthSouth Valley of the Sun Rehabilitation Hospital, LLC	Delaware	8060	63-1184848
HealthSouth Virginia Real Estate, LLC
HealthSouth Walton Rehabilitation Hospital, LLC	Delaware	8060	46-1318969
HealthSouth West Virginia Real Estate, LLC	Delaware	8060	27-4647272
HEALTHSOUTH of Dothan, Inc.	Alabama	8060	63-1097851
HealthSouth of East Tennessee, LLC	Delaware	8060	63-1028003
HealthSouth of Erie, LLC	Delaware	8060	63-1105904
HealthSouth of Fort Smith, LLC	Delaware	8060	63-1105919
HEALTHSOUTH of Montgomery, Inc.	Alabama	8060	63-1106107
HEALTHSOUTH of Nittany Valley, Inc.	Delaware	8060	63-1105924
HealthSouth of Pittsburgh, LLC	Delaware	8060	63-1105926
HEALTHSOUTH of South Carolina, Inc.	Delaware	8060	63-0974715
HEALTHSOUTH of Spring Hill, Inc.	Delaware	8060	63-1244181
HealthSouth of Toms River, LLC	Delaware	8060	63-1105897
HEALTHSOUTH of Treasure Coast, Inc.	Delaware	8060	63-1105921
HealthSouth of York, LLC	Delaware	8060	63-1105925
HEALTHSOUTH of Yuma, Inc.	Delaware	8060	95-4895912
Lakeshore System Services of Florida, Inc.	Florida	8060	63-1119356
Lakeview Rehabilitation Group Partners	Kentucky	8060	25-1573943
New England Rehabilitation Management Co., LLC	New Hampshire	8060	02-0393832
Print Promotions Group, LLC	Delaware	8060	46-2863772
Rebound, LLC	Delaware	8060	62-1178229
Rehab Concepts Corp.	Delaware	8060	25-1650793
Rehabilitation Hospital Corporation of America, LLC	Delaware	8060	23-2655290
Rehabilitation Hospital of Colorado Springs, Inc.	Delaware	8060	25-1612420
Rehabilitation Hospital of Nevada-Las Vegas, Inc.	Delaware	8060	25-1694347
Rehabilitation Hospital of Plano, LLC	Texas	8060	25-1612423
Rehabilitation Institute of Western Massachusetts, LLC	Massachusetts	8060	04-2987822
Sherwood Rehabilitation Hospital, Inc.	Delaware	8060	25-1604215
Southern Arizona Regional Rehabilitation Hospital, L.P.	Delaware	8060	25-1654947
Tarrant County Rehabilitation Hospital, Inc.	Texas	8060	25-1587575
Tyler Rehabilitation Hospital, Inc.	Texas	8060	25-1667731
Western Medical Rehab Associates, L.P.	Delaware	8060	33-0695017
Western Neuro Care, Inc.	Delaware	8060	94-3030235

*	All Registrants have the following principal executive offices:

c/o HealthSouth Corporation

3660 Grandview Parkway, Suite 200

Birmingham, Alabama 35243

(205) 967-7116

4

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-183740) is being filed for the purposes of updating the list of Co-Registrants so that the list accurately reflects those of our subsidiaries that may serve as guarantors of some or all of our debt securities offered by any prospectus supplement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

5

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities registered hereby will be borne by the registrant. Such expenses are estimated to be as follows:

Amount to be Paid*
SEC Registration Fee	$ **
Accounting Fees and Expenses	$ ***
Legal Fees and Expenses	$ ***
Printing Expenses	$ ***
Trustee’s Fees and Expenses	$ ***
Rating Agency Fees	$ ***

Total	$ ***

*	Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable. Any amounts shown are estimates of expenses for a single offering of securities under the Registration Statement, but do not limit the amount of securities that may be offered.
**	Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act.
***	To be filed by amendment, Current Report on Form 8-K or Rule 424 filing.

Item 15. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the restated certificate of incorporation, as amended and the amended and restated bylaws of HealthSouth Corporation, a Delaware corporation (the “Company”). Article VI of the Company’s amended and restated bylaws provides that, to the fullest extent permitted by applicable law, the Company will indemnify any person (and the heirs, executors and administrators of such person) who, by reason of the fact that he is or was a director, officer, employee or agent of the Company was or is a party or is threatened to be a party to (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding, or, (b) any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit. Moreover, any indemnification by the Company pursuant thereto will not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

The indemnification permitted under the DGCL is not exclusive, and pursuant to Section 145 of the DGCL, a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute. Article VI of the Company’s amended and restated bylaws provides that it has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under applicable law. The Company presently has in place policies insuring its directors and officers under certain circumstances which may include liability or related losses under applicable law.

Section 102(b)(7) of the DGCL allows a Delaware corporation to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Pursuant to Section 102(b)(7) of the DGCL, Article NINTH of the Company’s restated certificate of incorporation provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except (a) for any breach of the director’s duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (d) for any transaction from which the director derived an improper personal benefit.

Under separate indemnification agreements with the Company, each director and certain officers of the Company are indemnified against all liabilities relating to his or her position as a director or officer of the Company, to the fullest extent permitted under applicable laws.

Item 16. List of Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for the purpose of determining any liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama on January 20, 2015.

HEALTHSOUTH CORPORATION

By:	/s/ John P. Whittington
	Name:	John P. Whittington
	Title:	Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John P. Whittington his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAY GRINNEY Jay Grinney	President, Chief Executive Officer and Director (Principal Executive Officer)	January 20, 2015

/s/ DOUGLAS E. COLTHARP Douglas E. Coltharp	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 20, 2015

/s/ ANDREW L. PRICE Andrew L. Price	Chief Accounting Officer (Principal Accounting Officer)	January 20, 2015

/s/ LEO I. HIGDON, JR.* Leo I. Higdon, Jr.	Chairman of the Board of Directors	January 20, 2015

/s/ JOHN W. CHIDSEY* John W. Chidsey	Director	January 20, 2015

/s/ DONALD L. CORRELL* Donald L. Correll	Director	January 20, 2015

/s/ YVONNE M. CURL* Yvonne M. Curl	Director	January 20, 2015

/s/ CHARLES M. ELSON* Charles M. Elson	Director	January 20, 2015

/s/ JOAN E. HERMAN* Joan E. Herman	Director	January 20, 2015

/S/ LESLYE G. KATZ* Leslye G. Katz	Director	January 20, 2015

/s/ JOHN E. MAUPIN, JR.* John E. Maupin, Jr.	Director	January 20, 2015

/s/ L. EDWARD SHAW, JR.* L. Edward Shaw, Jr.	Director	January 20, 2015

* By:	/s/ John P. Whittington
John P. Whittington Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on January 20, 2015.

CMS Jonesboro Rehabilitation, Inc.

CMS Topeka Rehabilitation, Inc.

Continental Medical of Arizona, Inc.

Continental Medical Systems, Inc.

Continental Rehabilitation Hospital of Arizona, Inc.

HEALTHSOUTH LTAC of Sarasota, Inc.

HEALTHSOUTH of Dothan, Inc.

HEALTHSOUTH of Montgomery, Inc.

HEALTHSOUTH of Nittany Valley, Inc.

HEALTHSOUTH of South Carolina, Inc.

HEALTHSOUTH of Spring Hill, Inc.

HEALTHSOUTH of Treasure Coast, Inc.

HEALTHSOUTH of Yuma, Inc.

HEALTHSOUTH Rehabilitation Center, Inc.

HealthSouth Rehabilitation Center of New Hampshire, Inc.

HealthSouth Rehabilitation Hospital of Austin, Inc.

HEALTHSOUTH Rehabilitation Hospital of Manati, Inc.

HealthSouth Rehabilitation Hospital of San Juan, Inc.

HealthSouth Rehabilitation Hospital of Texarkana, Inc.

HealthSouth Rehabilitation Hospital The Woodlands, Inc.

HealthSouth Rehabilitation Institute of San Antonio, (RIOSA), Inc.

Lakeshore System Services of Florida, Inc.

Rehab Concepts Corp.

Rehabilitation Hospital of Colorado Springs, Inc.

Rehabilitation Hospital of Nevada-Las Vegas, Inc.

Sherwood Rehabilitation Hospital, Inc.

Tarrant County Rehabilitation Hospital, Inc.

Tyler Rehabilitation Hospital, Inc.

Western Neuro Care, Inc.

By:	/s/ John P. Whittington
	Name:	John P. Whittington
	Title:	Authorized Signatory

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John P. Whittington his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/S/ MARK J. TARR* Mark J. Tarr		President and Director (Principal Executive Officer)	January 20, 2015

/S/ DOUGLAS E. COLTHARP* Douglas E. Coltharp		Vice President and Director (Principal Financial Officer)	January 20, 2015

/s/ ANDREW L. PRICE* Andrew L. Price		Vice President (Principal Accounting Officer)	January 20, 2015

/s/ JOHN P. WHITTINGTON* John P. Whittington		Director	January 20, 2015

*By:	/s/ John P. Whittington John P. Whittington Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on January 20, 2015.

Lakeview Rehabilitation Group Partners
	By:	Continental Medical of Kentucky, Inc., its General Partner

Southern Arizona Regional Rehabilitation Hospital, L.P.
	By:	Continental Rehabilitation Hospital of Arizona, Inc., its General Partner

Western Medical Rehab Associates, L.P.
	By:	Western Neuro Care, Inc., its Managing General Partner

By:	/s/ John P. Whittington
	Name:	John P. Whittington
	Title:	Authorized Signatory

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John P. Whittington his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/S/ MARK J. TARR* Mark J. Tarr		President and Director (Principal Executive Officer)	January 20, 2015

/s/ DOUGLAS E. COLTHARP* Douglas E. Coltharp		Vice President and Director (Principal Financial Officer)	January 20, 2015

/s/ ANDREW L. PRICE* Andrew L. Price		Vice President (Principal Accounting Officer)	January 20, 2015

/s/ JOHN P. WHITTINGTON* John P. Whittington		Director	January 20, 2015

*By:	/s/ John P. Whittington John P. Whittington Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on January 20, 2015.

Advantage Health, LLC

HealthSouth Arizona Real Estate, LLC

HealthSouth Aviation, LLC

HealthSouth Bakersfield Rehabilitation Hospital, LLC

HealthSouth California Real Estate, LLC

HealthSouth Colorado Real Estate, LLC

HealthSouth Deaconess Holdings, LLC

HealthSouth East Valley Rehabilitation Hospital, LLC

HealthSouth Harmarville Rehabilitation Hospital, LLC

HealthSouth Johnson City Holdings, LLC

HealthSouth Joint Ventures Holdings, LLC

HealthSouth Kansas Real Estate, LLC

HealthSouth Kentucky Real Estate, LLC

HealthSouth Littleton Rehabilitation, LLC

HealthSouth Martin County Holdings, LLC

HealthSouth Middletown Rehabilitation Hospital, LLC

HealthSouth Nevada Real Estate, LLC

HealthSouth New Mexico Real Estate, LLC

HealthSouth Northern Kentucky Rehabilitation Hospital, LLC

HealthSouth Ohio Real Estate, LLC

HealthSouth Owned Hospitals Holdings, LLC

HealthSouth Pennsylvania Real Estate, LLC

HealthSouth Plano Rehabilitation Hospital, LLC

HealthSouth Properties, LLC

HealthSouth Reading Rehabilitation Hospital, LLC

HealthSouth Real Property Holding, LLC

HealthSouth Real Estate, LLC

HealthSouth Rehabilitation Hospital at Drake, LLC

HealthSouth Rehabilitation Hospital of Arlington, LLC

HealthSouth Rehabilitation Hospital of Beaumont, LLC

HealthSouth Rehabilitation Hospital of Charleston, LLC

HealthSouth Rehabilitation Hospital of Cypress, LLC

HealthSouth Rehabilitation Hospital of Desert Canyon, LLC

HealthSouth Rehabilitation Hospital of Fort Worth, LLC

HealthSouth Rehabilitation Hospital of Fredericksburg, LLC

HealthSouth Rehabilitation Hospital of Gadsden, LLC

HealthSouth Rehabilitation Hospital of Henderson, LLC

HealthSouth Rehabilitation Hospital of Humble, LLC

HealthSouth Rehabilitation Hospital of Largo, LLC

HealthSouth Rehabilitation Hospital of Las Vegas, LLC

HealthSouth Rehabilitation Hospital of Marion County, LLC

HealthSouth Rehabilitation Hospital of Mechanicsburg, LLC

HealthSouth Rehabilitation Hospital of Miami, LLC

HealthSouth Rehabilitation Hospital of Midland/Odessa, LLC

HealthSouth Rehabilitation Hospital of Modesto, LLC

HealthSouth Rehabilitation Hospital of New Mexico, LLC

HealthSouth Rehabilitation Hospital of Newnan, LLC

HealthSouth Rehabilitation Hospital of Northern Virginia, LLC

HealthSouth Rehabilitation Hospital of Petersburg, LLC

HealthSouth Rehabilitation Hospital of Sarasota, LLC

HealthSouth Rehabilitation Hospital of Seminole County, LLC

HealthSouth Rehabilitation Hospital of Sewickley, LLC

HealthSouth Rehabilitation Hospital of South Jersey, LLC

HealthSouth Rehabilitation Hospital of Sugar Land, LLC

HealthSouth Rehabilitation Hospital of Tallahassee, LLC

HealthSouth Rehabilitation Hospital of Utah, LLC

HealthSouth Rehabilitation Institute of Tucson, LLC

HealthSouth Savannah Holdings, LLC

HealthSouth Scottsdale Rehabilitation Hospital, LLC

HealthSouth Sea Pines Holdings, LLC

HealthSouth South Carolina Real Estate, LLC

HealthSouth Specialty Hospital of North Louisiana, LLC

HealthSouth Sub-Acute Center of Mechanicsburg, LLC

HealthSouth Sunrise Rehabilitation Hospital, LLC

HealthSouth Support Companies, LLC

HealthSouth Texas Real Estate, LLC

HealthSouth Tucson Holdings, LLC

HealthSouth Utah Real Estate, LLC

HealthSouth Valley of the Sun Rehabilitation Hospital, LLC

HealthSouth Virginia Real Estate, LLC

HealthSouth Walton Rehabilitation Hospital, LLC

HealthSouth West Virginia Real Estate, LLC

HealthSouth of East Tennessee, LLC

HealthSouth of Erie, LLC

HealthSouth of Fort Smith, LLC

HealthSouth of Pittsburgh, LLC

HealthSouth of Toms River, LLC

HealthSouth of York, LLC

New England Rehabilitation Management Co., LLC

Print Promotions Group

Rebound, LLC

Rehabilitation Hospital Corporation of America, LLC

Rehabilitation Hospital of Plano, LLC

Rehabilitation Institute of Western Massachusetts, LLC

By:	/s/ John P. Whittington
	Name:	John P. Whittington
	Title:	Authorized Signatory

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John P. Whittington his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK J. TARR Mark J. Tarr	President and Manager (Principal Executive Officer)	January 20, 2015

/s/ DOUGLAS E. COLTHARP Douglas E. Coltharp	Vice President and Manager (Principal Financial Officer)	January 20, 2015

/s/ ANDREW L. PRICE Andrew L. Price	Vice President (Principal Accounting Officer)	January 20, 2015

/s/ JOHN P. WHITTINGTON John P. Whittington	Manager	January 20, 2015

EXHIBIT INDEX

Exhibit Numbers	Description

1.1*	Form of Underwriting Agreement.

3.1	Restated Certificate of Incorporation of HealthSouth Corporation, as filed in the Office of the Secretary of State of the State of Delaware on May 21, 1998 (incorporated by reference to Exhibit 3.1 to HealthSouth’s Annual Report on Form 10-K filed with the SEC on June 27, 2005).

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of HealthSouth Corporation, as filed in the Office of the Secretary of State of the State of Delaware on October 25, 2006 (incorporated by reference to Exhibit 3.1 to HealthSouth’s Current Report on Form 8-K filed with the SEC on October 31, 2006).

3.3	Amended and Restated Bylaws of HealthSouth Corporation, effective as of October 30, 2009 (incorporated by reference to Exhibit 3.3 to HealthSouth’s Quarterly Report on Form 10-Q filed on November 4, 2009).

3.4	Certificate of Designations of 6.50% Series A Convertible Perpetual Preferred Stock, as filed with the Secretary of State of the State of Delaware on March 7, 2006 (incorporated by reference to Exhibit 3.1 to HealthSouth’s Current Report on Form 8-K filed on March 9, 2006).

4.1*	Specimen preferred stock certificate.

4.2*	Form of Certificate of Designation of preferred stock.

4.3*	Form of warrant certificate.

4.4*	Form of warrant agreement.

4.5***	Indenture, dated as of December 1, 2009, between HealthSouth Corporation and The Bank of Nova Scotia Trust Company of New York, as trustee (succeeded by Wells Fargo Bank, National Association), relating to HealthSouth’s 8.125% Senior Notes due 2020, 7.750% Senior Notes due 2022 and 5.750% Senior Notes due 2024 (incorporated by reference to Exhibit 4.7.1 to HealthSouth’s Annual Report on Form 10-K filed on February 23, 2010).

4.6*	Specimen Note.

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

12.1**	Computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends.

23.1**	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP.

24.1**	Power of Attorney for HealthSouth Corporation (if not previously filed with this Registration Statement).

24.2**	Power of Attorney for Co-Registrants (included on signature pages hereto if not previously filed with this Registration Statement).

25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as successor trustee under the indenture for debt securities (incorporated by reference to Exhibit 25.1 to HealthSouth’s Quarterly Report on Form 10-Q filed on October 28, 2014).

*	To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**	Filed herewith.
***	Previously filed with this Registration Statement.